Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 22, 2010, in the Registration Statement (Form S-1) and related Prospectus of Global Aviation Holdings Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 25, 2010